Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statements No. 333-207876 on Form S-3 and No. 333-199508, No. 333-204076, No. 333-209961, No. 333-214431, No. 333-219763 on Form S-8 of our report dated February 27, 2018, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Atara Biotherapeutics, Inc. for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

February 27, 2018